Exhibit 24

POWER OF ATTORNEY

The undersigned, being a Director and/or Officer of The Mosaic Company, a Delaware corporation (the "Company"), hereby constitutes and appoints James ("Joc") C. O'Rourke, Richard L. Mack and Mark J. Isaacson his/her true and lawful attorneys and agents, each with full power and authority (acting alone and without the others) to execute and deliver in the name and on behalf of the undersigned as such Director and/or Officer, the Annual Report of the Company on Form 10-K for the calendar year ended December 31, 2016 (the "Annual Report") under the Securities Exchange Act of 1934, as amended, and to execute and deliver any and all amendments to the Annual Report for filing with the Securities and Exchange Commission; and in connection with the foregoing, to do any and all acts and things and execute any and all instruments which such attorneys and agents may deem necessary or advisable to enable the Company to comply with the securities laws of the United States and of any state or other political subdivision thereof. The undersigned hereby grants unto such attorney and agents, and each of them, full power of substitution and revocation in the premises and hereby ratifies and confirms all that such attorneys and agents may do or cause to be done by virtue of these presents.

/s/ Nancy E. Cooper		/s/ William T. Mohanan
Nancy E. Cooper	February 12, 2017	William T. Monahan	February 12, 2017

/s/ Gregory L. Ebel		/s/ James C. O'Rourke
Gregory L. Ebel	February 12, 2017	James (“Joc”) C. O’Rourke	February 13, 2017

/s/ Timothy S. Gitzel		/s/ James L. Popowich
Timothy S. Gitzel	February 13, 2017	James L. Popowich	February 14, 2017

/s/ Denise C. Johnson		/s/ David T. Seaton
Denise C. Johnson	February 12, 2017	David T. Seaton	February 14, 2017

/s/ Emery N. Koenig		/s/ Steven M. Seibert
Emery N. Koenig	February 12, 2017	Steven M. Seibert	February 13, 2017

/s/ Robert L. Lumpkins		/s/ Kelvin R. Westbrook
Robert L. Lumpkins	February 12, 2017	Kelvin R. Westbrook	February 12, 2017